AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 1995

                                                       REGISTRATION NO. 33-
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- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              -------------------
                           COLGATE-PALMOLIVE COMPANY
             (Exact Name of Registrant as Specified in its Charter)

                 DELAWARE                                       13-1815595
     (State or other jurisdiction of                         (I.R.S. Employer
      incorporation or organization)                       Identification No.)

                              -------------------

                                300 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 310-2000
         (Address, including zip code, and telephone number, including area code, of principal executive offices)
                              -------------------

                                ANDREW D. HENDRY
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           COLGATE-PALMOLIVE COMPANY
                                300 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                  212-310-2239
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

                              -------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                              -------------------

                        CALCULATION OF REGISTRATION FEE


                                                         PROPOSED MAXIMUM  PROPOSED MAXIMUM   AMOUNT OF
        TITLE OF EACH CLASS              AMOUNT TO BE     OFFERING PRICE       AGGREGATE     REGISTRATION
   OF SECURITIES TO BE REGISTERED         REGISTERED        PER UNIT(1)     OFFERING PRICE       FEE
Debt Securities.....................    $700,000,000(2)         100%        $700,000,000(2)    $241,381

(1) Inserted solely for the purpose of calculating the registration fee.
(2) In United States dollars or the equivalent thereof in foreign or composite currencies. Such amount shall be increased, if any Debt Securities are issued at an original issue discount, by an amount such that the net proceeds to be received by the Registrant shall be equal to the above amount to be registered.
                              -------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.
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- --------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED APRIL 28, 1995

                                  $700,000,000
                       [LOGO]  COLGATE-PALMOLIVE COMPANY
                                DEBT SECURITIES
                              -------------------

    Colgate-Palmolive Company (the "Company") intends from time to time to sell up to $700,000,000 aggregate initial offering price (or, if the principal of Debt Securities is payable in foreign or composite currencies, the equivalent thereof at the time of offering) of Debt Securities (the "Debt Securities") in one or more series on terms to be determined at the time of offering. The specific designation, aggregate principal amount, maturity, rate and times of payment of interest, redemption and sinking fund terms, currency and other specific terms of each series of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement (the "Prospectus Supplement"), together with the terms of offering of the Debt Securities.

                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

    The Company may sell the Debt Securities in any of the following ways: (i) to or through underwriters or dealers; (ii) directly to one or more other purchasers; (iii) through agents; or (iv) through a combination of any such methods of sale. The names of any such underwriters or agents and any applicable commissions or discounts will be set forth in an accompanying Prospectus Supplement. Pricing information and net proceeds to the Company from the sale of each series of Debt Securities will also be set forth in such Prospectus Supplement. See "Plan of Distribution" herein.

                              -------------------
               THE DATE OF THIS PROSPECTUS IS             , 1995.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission") which may be inspected and copied at the public reference facilities maintained by the Commission at its principal offices at 450 Fifth Street, N.W., Washington, D.C. 20549; and at its regional offices at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048; and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Such reports, proxy and information statements and other information also may be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, filed by the Company with the Commission under the Exchange Act (File No. 1-644-2), are incorporated in this Prospectus by reference as of its date of filing and shall be deemed to be a part hereof:

       (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994 ("1994 Form 10-K");

       (2) The Company's Current Report on Form 8-K dated January 10, 1995; and

       (3) The Company's Form 8-K/A dated March 23, 1995.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such copies should be directed to Investor Relations Department, Colgate-Palmolive Company, 300 Park Avenue, New York, New York 10022 (telephone 212-310-3207).

                                  THE COMPANY

    Colgate-Palmolive Company, founded in 1806, is one of the world's leading global consumer products companies. It has operating companies in approximately 75 countries and markets its products in approximately 194 countries and territories. The Company has been operating outside the United States for more than 70 years. The Company is a Delaware corporation with its principal executive offices located at 300 Park Avenue, New York, New York 10022 (telephone (212) 310-2000).

    The Company manufactures and markets a wide variety of products in the United States and around the world in two distinct business segments: Oral, Personal and Household Care, and Specialty Marketing. Oral, Personal and Household Care products include toothpastes, oral rinses and toothbrushes, bar and liquid soaps, shampoos, conditioners, deodorants and antiperspirants, baby and shave products, laundry and dishwashing detergents, fabric softeners, cleansers and cleaners, bleaches, and other similar items. Specialty Marketing products include pet nutrition products and products previously sold by Princess House and VCA. Principal global trademarks and trade names include Colgate, Palmolive, Mennen, Ajax, Fab, Soupline and Suavitel, as well as Hill's Science Diet and Hill's Prescription Diet in addition to various regional trade names.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges for the Company and its consolidated subsidiaries for the periods shown.

                                                                      YEAR ENDED DECEMBER 31,
                                                               --------------------------------------
                                                               1990    1991**    1992    1993    1994
                                                               ----    ------    ----    ----    ----
Ratio of Earnings to Fixed Charges*.........................   4.6       2.4     7.2     8.2     6.4

- ------------

 * For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes, cumulative effect on prior years of accounting changes recorded in 1993, and fixed charges. "Fixed charges" consists of interest costs and that portion of rentals estimated to be representative of the interest factor.

** Included in 1991 is the before-tax provision for restructuring of $340.0 million; excluding this charge, the ratio of earnings to fixed charges was 4.8.

                                USE OF PROCEEDS

    Unless otherwise indicated in an applicable Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be used by the Company as follows: (i) approximately $500,000,000 will be used to retire commercial paper which was issued by the Company to repay commercial bank borrowings incurred in connection with the Company's acquisition of the worldwide Kolynos oral care business from American Home Products Corporation on January 10, 1995, and (ii) the balance will be used for general corporate purposes, which may include repayment or reduction of indebtedness, working capital and acquisitions. As of March 31, 1995, the Company's outstanding commercial paper had a weighted average interest rate of 6.15% with maturities ranging from 3 to 90 days.

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities may be issued from time to time as a single series or in two or more separate series. The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities"), and the extent to which such general provisions may apply to the Offered Debt Securities, will be described in a Prospectus Supplement relating to such Offered Debt Securities.

    The Debt Securities will be issued under an indenture, as such indenture may be amended from time to time, between the Company and The Bank of New York, as trustee (the "Trustee"), dated as of November 15, 1992 (the "Indenture").

    The terms of the Debt Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and holders of the Debt Securities are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Debt Securities and of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which has been filed as an exhibit to the Registration Statement (by incorporation by reference) of which this Prospectus is a part. Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

    The Debt Securities will be obligations solely of the Company.

GENERAL

    The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and Debt Securities may be issued thereunder from time to time as a single series or in two more separate series up to the aggregate principal amount from time to time authorized by the Company for each series. As of the date of this Prospectus, the Company has issued and outstanding $607.2 million aggregate principal amount of Debt Securities under the Indenture.

    The Debt Securities will be unsecured general obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

    The applicable Prospectus Supplement or Prospectus Supplements will describe the terms of the Offered Debt Securities, including: (i) the aggregate principal amount and denominations of such Debt Securities; (ii) the date on which Debt Securities will mature; (iii) the date or dates on which the principal of such Debt Securities is payable, if other than at maturity, or the method of determination thereof; (iv) the rate or rates per annum (which may be fixed or variable), or formula for determining such rate or rates, at which such Debt Securities will bear interest, if any; (v) the dates on which such interest, if any, will be payable; (vi) the Place of Payment or transfer with respect to such Debt Securities; (vii) the provisions for redemption or repayment of such Debt Securities, if any, including the redemption and/or repayment price or prices and any remarketing arrangements relating thereto; (viii) the sinking fund requirements or amortization provisions, if any, with respect to such Debt Securities; (ix) whether such Debt Securities are denominated or provide for payment in United States dollars or in one or more currencies or units of two or more currencies; (x) the form (registered or bearer or both) in which such Debt Securities may be issued and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Debt Securities in either form; (xi) if the Company will pay additional amounts ("Additional Amounts") in respect of Debt Securities held by a person who is not a United States person in respect of specified taxes, assessments or other governmental charges, under what circumstances the Company will pay such Additional Amounts and whether the Company has the option to redeem the affected Debt Securities rather than pay such Additional Amounts; (xii) whether such Debt Securities will be issued in whole or in part in the form of one or more global securities and, in such case, the Depositary for such global securities; (xiii) the title of such Debt Securities; the series of which such Debt Securities shall be a part and the Trustee with respect to such Debt Securities; and (xiv) any other terms of such Debt Securities. Reference is made to the applicable Prospectus Supplement for the terms of the Debt Securities being offered thereby. The variable terms of the Debt Securities are subject to change from time to time, but no such change will adversely affect any Debt Security already issued or as to which an offer to purchase has been accepted by the Company.

    The provisions of the Indenture described above provide the Company with the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, to "reopen" a previous issue or a series of Debt Securities and issue additional Debt Securities of such issue or series.

    The Indenture does not contain any provisions which would provide protection to holders of Debt Securities against a sudden and dramatic decline in credit quality resulting from a takeover, a recapitalization or other highly leveraged transaction involving the Company.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium and interest, if any, on Debt Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest.

    Unless otherwise indicated in an applicable Prospectus Supplement, the Trustee with respect to the Debt Securities of the related series, acting through its Corporate Trust Office, will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities of such series. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for such series. All moneys paid by the Company to a Paying Agent for the payment of principal of or premium or interest, if any, on any Debt Security which remain unclaimed at the end of one year after such principal, premium or interest shall have become due and payable will be repaid to the Company, and the holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in global form. A Debt Security in global form will be deposited with, or on behalf of, a Depositary, which will be identified in an applicable Prospectus Supplement. A global Debt Security may be issued in either registered or bearer form and in either temporary or permanent form. A Debt Security in global form may not be transferred except as a whole by the Depositary for such Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. If any Debt Securities of a series are issuable in global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global Debt Security may exchange such interests for definitive Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium and interest, if any, on any such global Debt Security and the material terms of the depositary arrangement with respect to any such global Debt Security.

LIMITATIONS ON LIENS COVENANT

    The Debt Securities will not be secured by mortgage, pledge or other lien. Unless a Prospectus Supplement with respect to a particular series of Debt Securities states otherwise, the covenant described below will apply to each series of Debt Securities.

    The Company covenants in the Indenture not to create or suffer to exist, or permit any of its Principal Domestic Subsidiaries to create or suffer to exist, any Lien on any Restricted Property, whether owned on the date of the Indenture or thereafter acquired, without making effective provision (and the Company covenants and agrees in the Indenture that it will make or cause to be made effective provision) whereby the Debt Securities shall be directly secured by such Lien equally and ratably with (or prior to) all other indebtedness secured by such Lien as long as such other indebtedness shall be so secured; provided, however, that there shall be excluded from the foregoing restrictions:

        (i) Liens securing Debt not exceeding $10,000,000 which are existing on the date of the Indenture on Restricted Property; and, if any property owned or leased as of the date of the Indenture by the Company or by a Principal Domestic Subsidiary at any time thereafter becomes a Principal Domestic Manufacturing Property, any Liens existing on the date of the Indenture on such property securing the Debt secured or evidenced thereby on the date of the Indenture;

        (ii) Liens on Restricted Property of a Principal Domestic Subsidiary as a security for Debt of such Subsidiary to the Company or to another Principal Domestic Subsidiary;

        (iii) in the case of any corporation which becomes a Principal Domestic Subsidiary after the date of the Indenture, Liens on Restricted Property of such Principal Domestic Subsidiary which are in existence at the time it becomes a Principal Domestic Subsidiary and which were not incurred in contemplation of it becoming a Principal Domestic Subsidiary;

        (iv) any Lien existing prior to the time of acquisition of any Principal Domestic Manufacturing Property acquired by the Company or a Principal Domestic Subsidiary after the date of the Indenture through purchase, merger, consolidation or otherwise;

        (v) any Lien on any Principal Domestic Manufacturing Property (other than a Major Domestic Manufacturing Property) acquired or constructed by the Company or a Principal Domestic Subsidiary after the date of the Indenture, which is placed on such Property at the time of or within 180 days after the acquisition thereof or prior to, at the time of or within 180 days after completion of construction thereof to secure all or a portion of the price of such acquisition or construction or funds borrowed to pay all or a portion of the price of such acquisition or construction;

        (vi) extensions, renewals or replacements of any Lien referred to in clause (i), (iii), (iv) or (v) above to the extent that the principal amount of the Debt secured or evidenced thereby is not increased, provided that the Lien is not extended to any other Restricted Property;

        (vii) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's, vendors' and landlords' liens, and liens arising out of judgments or awards against the Company or any Principal Domestic Subsidiary with respect to which the Company or such Subsidiary at the time shall currently be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

        (viii) Liens securing the payment of taxes, assessments and governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate legal or administrative proceedings and as to which the Company or a Principal Domestic Subsidiary, as the case may be, to the extent required by generally accepted accounting principles applied on a consistent basis, shall have set aside on its books adequate reserves;

        (ix) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, and zoning or other restrictions as to the use of any Principal Domestic Manufacturing Property, which exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the Company, in the aggregate materially detract from the value of such Principal

    Domestic Manufacturing Property or materially impair its use in the operation of the business of the Company and its Principal Domestic Subsidiaries; and

        (x) any Lien on Restricted Property not referred to in clauses (i) through (ix) above if, at the time such Lien is created, incurred, assumed or suffered to be created, incurred or assumed, and after giving effect thereto and to the Debt secured or evidenced thereby, the aggregate amount of all outstanding Debt of the Company and its Principal Domestic Subsidiaries secured or evidenced by Liens on Restricted Property which are not referred to in clauses (i) through (ix) above and which do not equally and ratably secure the Debt Securities, shall not exceed 15% of Consolidated Net Tangible Assets.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of the Company and its consolidated subsidiaries, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles as practiced in the United States.

    "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (other than accounts payable in the ordinary course of business), (iv) obligations as a lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

    "Domestic Subsidiary" means any Subsidiary a majority of the business of which is conducted within the United States of America, or a majority of the properties and assets of which are located within the United States of America, except (i) any Subsidiary substantially all of the assets of which consist of the securities of Subsidiaries which are not Domestic Subsidiaries, (ii) any Subsidiary which is a FSC as defined in Section 992 of the Code and (iii) any Subsidiary for any period during which an election under Section 936 of the Code applies to such Subsidiary.

    "Instruments" of any corporation means and includes (i) all capital stock of all classes of and all other equity interests in such corporation and all rights, options or warrants to acquire the same, and (ii) all promissory notes, debentures, bonds and other evidences of Debt of such corporation.

    "Lien" means any mortgage, lien, pledge, security interest, encumbrance or charge of any kind, any conditional sale or other title retention agreement or any lease in the nature thereof, provided that the term "Lien" shall not include any lease involved in a sale and lease-back transaction.

    "Major Domestic Manufacturing Property" means any Principal Domestic Manufacturing Property the net depreciated book value of which on the date as of which the determination is made exceeds 3% of the Consolidated Net Tangible Assets.

    "Principal Domestic Manufacturing Property" means any building, structure or facility (including the land on which it is located and the improvements and fixtures constituting a part thereof) used primarily for manufacturing or processing which is owned or leased by the Company or any of its Subsidiaries, is located in the United States of America and the net depreciated book value of which on the date as of which the determination is made exceeds 1% of Consolidated Net Tangible Assets, except any such building structure or facility which the Board of Directors of the Company by resolution declares is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety.

    "Principal Domestic Subsidiary" means (i) each Subsidiary which owns or leases a Principal Domestic Manufacturing Property, (ii) each Domestic Subsidiary the consolidated net worth of which exceeds 3% of Consolidated Net Tangible Assets (as set forth in the most recent financial statements delivered pursuant to the Indenture) and (iii) each Domestic Subsidiary of each Subsidiary referred to in the foregoing clause (i) or (ii) except any such Subsidiary the accounts receivable and inventories of which have an aggregate net book value of less than $5,000,000.

    "Restricted Property" means and includes (i) all Principal Domestic Manufacturing Properties, (ii) all Instruments of all Principal Domestic Subsidiaries and (iii) all inventories and accounts receivable of the Company and its Principal Domestic Subsidiaries.

    "Subsidiary" means any Corporation of which at the time of determination the Company or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of Voting Stock.

    "Voting Stock" means stock of a Corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Corporation, provided that, for the purpose hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

SUCCESSOR CORPORATION

    The Indenture provides that the Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided that in any such case: (i) either the Company shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States or any state thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Debt Securities and the Indenture; and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such obligations. Subject to certain limitations in the Indenture, the Trustee may receive from the Company an officer's certificate and an opinion of counsel and conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of the Indenture.

SUPPLEMENTAL INDENTURES

    Supplemental indentures may be made by the Company and the Trustee with the consent of the holders of a majority in principal amount of any series of outstanding Debt Securities adversely affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of each such series affected by such modification or amendment, provided that no supplemental indenture may, among other things, reduce the principal amount of or interest on any Debt Securities, change the maturity date of the principal, the interest payment dates or other terms of payment or reduce the percentage in principal amount of outstanding Debt Securities of any series the consent of whose holders is necessary to modify or alter the Indenture, without the consent of each holder of Debt Securities affected thereby. Under certain circumstances, supplemental indentures may also be made without the consent of the holders.

EVENTS OF DEFAULT

    Except as may be otherwise provided in a Prospectus Supplement with respect to a particular series, the Indenture defines an Event of Default with respect to any series of Debt Securities as being any one of the following events and such other events as may be established for the Debt Securities of a particular series: (i) default in payment of principal on the Debt Securities of such series; (ii) default in payment of any interest on the Debt Securities of such series and continuance of such default for a period of 30 days; (iii) default in the deposit of any sinking fund payment with respect to such series when and as due; (iv) default in the performance or breach, of any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of a series of Debt Securities other than such series) continued for 60 days after appropriate notice; and (v) certain events of bankruptcy, insolvency or reorganization. No Event of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of Debt Securities of each series affected thereby may declare the Debt Securities of such series to be due and payable. Any past default with respect to a particular series of Debt Securities may be waived by the holders of a majority of aggregate principal amount of the outstanding Debt Securities of such series, except in the case of failure to pay principal of, or premium, if any, or interest on such Debt Securities for which payment has not been subsequently made or a default in respect of a covenant or provision of the Indenture which cannot be modified or amended with the consent of the holder of each outstanding Debt Security of such series. The Trustee may withhold notice to holders of any series of Debt Securities of any default with respect to such series (except in payment of principal, premium, if any, or interest) if it in good faith determines that it is in the interest of such holders to do so.

    Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity or security against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to provisions in the Indenture for the indemnification of the Trustee and to certain other limitations, the Holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    Debt Securities of a series may be defeased in accordance with their terms and as set forth below. The Company at any time may terminate as to a series all of its obligations (except for certain obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a Debt Security, to replace destroyed, lost or stolen Debt Securities and Coupons and to maintain agencies with respect to the Debt Securities) with respect to the Debt Securities of the series and any related Coupons and the Indenture ("legal defeasance"). The Company at any time may terminate as to a series its obligations with respect to the Debt Securities and Coupons of the series under the covenant described under "Limitations on Liens Covenant" or under any other covenants or conditions set forth in a series of Debt Securities ("covenant defeasance").

    The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to the defeased covenant or covenants or condition or conditions.

    To exercise either option as to a series, the Company must deposit in trust with the trustee cash or United States government obligations sufficient to pay the principal of, and premium, if any, and interest on the Debt Securities of such series and their maturity or redemption and must comply with certain other conditions. In particular, the Company must obtain an opinion of tax counsel that the defeasance will not result in recognition for federal income tax purposes of any gain or loss to holders of the series. Such opinion of counsel, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indenture.

REGARDING THE TRUSTEE

    The Indenture contains certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest it must eliminate such conflict or resign.

    The Indenture provides that, in case an Event of Default has occurred and is continuing, the Trustee is required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its powers.

    The Company has conducted, and anticipates that it will continue to conduct, other banking transactions with the Trustee in the normal course of the Company's business.

GOVERNING LAW

    The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

                              PLAN OF DISTRIBUTION

    The Company may sell the Debt Securities in any of the following ways: (i) to or through underwriters or dealers; (ii) directly to one or more other purchasers; (iii) through agents; or (iv) through a combination of any such methods of sale. The Prospectus Supplement with respect to the series of Debt Securities being offered thereby will set forth the terms of the offering of such Debt Securities, including the name or names of any underwriters or agents, the purchase price of such Debt Securities and the proceeds to the Company from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Debt Securities may be listed. Only underwriters named in a Prospectus Supplement are deemed to be underwriters, as such term is defined under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Debt Securities offered thereby. In addition, agents and dealers may be deemed to be underwriters as such term is defined under the Securities Act.

    If underwriters are used in the sale of a series of Debt Securities, such Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be either offered to the public through underwriting syndicates (which may be represented by managing underwriters designated by the Company), or directly by one or more underwriters acting alone and may be offered on a delayed delivery basis. Unless otherwise set forth in the Prospectus Supplements, the obligations of the underwriters to purchase the Debt Securities of the series offered thereby will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Debt Securities if they are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement with respect to any series of Debt Securities sold in this manner will set forth the name(s) of any agent(s) involved in the offer or sale of such series of Debt Securities as well as any commissions payable by the Company to such agent. Unless otherwise indicated in an applicable Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

    If dealers are utilized in the sale of any series of Debt Securities, the Company will sell such Debt Securities to the dealers, as principal. Any dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the Prospectus Supplement with respect to such Debt Securities being offered thereby.

    It has not been determined whether any series of the Debt Securities will be listed on a securities exchange. Underwriters will not be obligated to make a market in any series of Debt Securities. The Company cannot predict the activity of trading in, or liquidity of, any series of the Debt Securities.

    Agents, underwriters and dealers may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Debt Securities will be passed upon for the Company by Andrew D. Hendry, Esq., Senior Vice President, General Counsel and Secretary of the Company, and for the underwriters or agents, if any, by Brown & Wood, One World Trade Center, New York, New York. As of April 24, 1995, Mr. Hendry held 2,246 shares of Common Stock of the Company, 18,337 restricted shares of Common Stock of the Company, options to purchase 69,560 shares of Common Stock of the Company and 201 shares of Series B Convertible Preference Stock.

                                    EXPERTS

    The financial statements and schedules of the Company, incorporated in this Prospectus by reference to the 1994 Form 10-K have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

=======================================  =======================================

    NO DEALER, SALESPERSON, OR ANY OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS    [LOGO] COLGATE-PALMOLIVE COMPANY
OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS
(INCLUDING ANY PROSPECTUS SUPPLEMENT) IN
CONNECTION WITH THE OFFER CONTAINED IN THIS
PROSPECTUS, AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATIONS MUST NOT
BE RELIED UPON AS HAVING BEEN AUTHORIZED
BY THE COMPANY OR ANY UNDERWRITER, DEALER
OR AGENT. THIS PROSPECTUS (INCLUDING ANY               DEBT SECURITIES
PROSPECTUS SUPPLEMENT) DOES NOT CONSTITUTE
AN OFFER TO SELL OR THE SOLICITATION OF AN
OFFER TO BUY ANY SECURITIES OTHER THAN THE
SECURITIES TO WHICH IT RELATES OR AN OFFER
TO SELL OR THE SOLICITATION OF AN OFFER TO
BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN
WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.
NEITHER THE DELIVERY OF THIS PROSPECTUS
(INCLUDING ANY PROSPECTUS SUPPLEMENT) NOR ANY
SALE MADE HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE ANY IMPLICATION THAT
THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF                ----------
THE COMPANY SINCE THE DATE HEREOF (OR OF                  PROSPECTUS
ANY PROSPECTUS SUPPLEMENT) OR THAT THE                    ----------
INFORMATION CONTAINED HEREIN (OR IN ANY
PROSPECTUS SUPPLEMENT) IS CORRECT AS OF
ANY TIME SUBSEQUENT TO THE DATE OF THIS
PROSPECTUS (OR OF ANY PROSPECTUS SUPPLEMENT).

                -------------------

                  TABLE OF CONTENTS

                                        PAGE
                                        ----

Available Information.................     2
Incorporation of Certain Documents
  by Reference........................     2
The Company...........................     2
Ratio of Earnings to Fixed Charges....     3
Use of Proceeds.......................     3
Description of Debt Securities........     3
Plan of Distribution..................    10
Legal Matters.........................    11
Experts...............................    11         DATED       ,1995

=======================================  =======================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Securities and Exchange Commission Registration Fee.............   $241,381
Counsel Fees and Expenses.......................................     50,000*
Services of Independent Accountants.............................     15,000*
Printing Expenses, Including Engraving..........................     10,000*
Trustees' Fees and Expenses.....................................      4,000*
Blue Sky Fees and Expenses......................................     20,000*
Miscellaneous Expenses..........................................     10,000
                                                                   --------
Total...........................................................   $350,381
                                                                   --------
                                                                   --------
- ------------
* Estimated assuming Prospectus Supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the GCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article Tenth of the Restated Certificate of Incorporation of the Company, as amended, eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors, officers and other employees of the Company to the fullest extent permitted by the GCL. The Company has also executed indemnification agreements with the directors, officers and certain other employees of the Company. Such indemnification agreements contain provisions which purport to provide indemnification, where not limited by applicable law, for amounts paid by such individuals in settlement of shareholder derivative actions. Additionally, the Company maintains customary directors' and officers' liability insurance.

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER
- ------
  1      --Distribution Agreement.*
  4.1    --Indenture, dated as of November 15, 1992, between the Company and The Bank of New
           York as Trustee (incorporated by reference from Exhibit 4.1 to the Company's Form
           S-3 Registration Statement and Post-Effective Amendment No. 1 filed on June 26,
           1992, Registration No. 33-48840).
  4.2    --Forms of Debt Security (incorporated by reference from Exhibit 4.2 to the
           Company's Current Report on Form 8-K dated May 16, 1994, File No. 1-644-2).
  5      --Opinion of Andrew D. Hendry, Esq., Senior Vice President, General Counsel and
           Secretary of the Company.
 12      --Statement re: Computation of Ratio of Earnings to Fixed Charges (incorporated by reference from Exhibit 12 to the 1994 Form 10-K, File No. 1-644-2).
23(a)    --Consent of Andrew D. Hendry, Esq., Senior Vice President, General Counsel and
           Secretary of the Company (included in Exhibit 5).
23(b)    --Consent of Arthur Andersen LLP, independent public accountants for the Company.
 24      --Powers of Attorney.
 25      --Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of The
           Bank of New York, Trustee.

- ------------
* To be filed by amendment or incorporated by reference.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
    (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Colgate-Palmolive Company, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on the 28th day of April 1995.

                                          COLGATE-PALMOLIVE COMPANY
                                                (Registrant)

                                          By:  /s/ REUBEN MARK
                                              ----------------------------------
                                                   Reuben Mark
                                              Chairman of the Board, Chief
                                              Executive Officer and Director

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                           TITLE                   DATE
- -------------------------------------    ------------------------    --------------
Principal Executive Officer and Director:

           /s/ REUBEN MARK               Chairman of the Board,      April 28, 1995
- ------------------------------------       Chief Executive
             Reuben Mark                   Officer and Director

Principal Financial Officer:

         /s/ ROBERT M. AGATE             Senior Executive Vice       April 28, 1995
- ------------------------------------       President and Chief
           Robert M. Agate                 Financial Officer


Principal Accounting Officer:

       /s/ STEPHEN C. PATRICK            Vice President,             April 28, 1995
- ------------------------------------       Corporate Controller
         Stephen C. Patrick

Directors:

                  *                      Director                    April 28, 1995
- ------------------------------------
           Vernon R. Alden

                  *                      Director                    April 28, 1995
- ------------------------------------
           Jill K. Conway

                  *                      Director                    April 28, 1995
- ------------------------------------
         Ronald E. Ferguson

                  *                      Director                    April 28, 1995
- ------------------------------------
          Ellen M. Hancock

                  *                      Director                    April 28, 1995
- ------------------------------------
          David W. Johnson

              SIGNATURE                           TITLE                   DATE
- -------------------------------------    ------------------------    --------------
                  *                      Director                    April 28, 1995
- ------------------------------------
           John P. Kendall

                  *                      Director                    April 28, 1995
- ------------------------------------
           Delano E. Lewis

                  *                      Director                    April 28, 1995
- ------------------------------------
        Howard B. Wentz, Jr.

*By:   /s/ ANDREW D. HENDRY
     -------------------------------
           Andrew D. Hendry
          Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBITS                                                                                   PAGE
- --------                                                                                   ----

   5       --Opinion of Andrew D. Hendry, Esq., Senior Vice President, General Counsel
             and Secretary of the Company.

  23(a)    --Consent of Andrew D. Hendry, Esq., Senior Vice President, General Counsel
             and Secretary of the Company (included in Exhibit 5).

  23(b)    --Consent of Arthur Andersen LLP, independent public accountants for the
             Company.

  24       --Powers of Attorney.

  25       --Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of The Bank of New York, Trustee.